Exhibit 33.2

ASSESSMENT OF COMPLIANCE WITH
APPLICABLE SERVICING CRITERIA

Management of the Agency and Trust division of Citibank, N.A. (or “Company”) is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission.

Management has determined that the servicing criteria in Item 1122(d) of Regulation AB are applicable in regard to the servicing platform as of and for the period as follows:

Platform: Publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) and certain privately issued (i.e., for which transaction-level reporting is required pursuant to contractual obligation) automobile loan or lease-backed securities, equipment loan-backed securities and student loan-backed securities issued on or after January 1, 2006, as listed in Appendix A for which the Company provides trustee and paying agent services (the “Platform”).

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required by Item 1122(d) servicing criteria in regards to the activities performed by the Company with respect to the Platform, except for the following servicing criteria: 1122(d)(1)(i)-1122(d)(1)(v), 1122(d)(2)(iii), 1122(d)(2)(vi)-1122(d)(2)(vii), 1122(d)(3)(i) and 1122(d)(4)(i)-1122(d)(4)(xv), which management has determined are not applicable to the activities the Company performs with respect to the Platform (the “Applicable Servicing Criteria”). With respect to the Platform, Applicable Servicing Criterion 1122(d)(3)(ii) is applicable only as it relates to remittances.

Period: Twelve months ended December 31, 2023 (the “Period”).

With respect to the Platform as of and for the Period, the Company’s management provides the following assertion of compliance with respect to the Applicable Servicing Criteria:
a.The Company’s management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.
b.The Company’s management has assessed compliance with the Applicable Servicing Criteria. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.
c.Based on such assessment, the Company has complied, in all material respects, with the Applicable Servicing Criteria.
KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management’s assertion of compliance with the Applicable Servicing Criteria as of and for the Period.

CITIBANK, N.A.

By: ___/S/ James Maitland_______________________

Its: ___Managing Director________________________

Dated: February 29, 2024

Appendix A

Asset-backed Transactions and Securities Constituting the Platform

DEAL NAME
AMCAR 2018-2
AMCAR 2018-3
Drive Auto Receivables Trust 2019-2
HART 2019A
AMCAR 2019-3
HART 2019-B
AMCAR 2020-1
HART 2020-A
HART 2020-B
HART 2020-C
VALT20A
EART 2021-1
HDMOT 2021-A
AMCAR 2021-1
HART 2021-A
SDART 2021-2
AMCAR 2021-2
SDART 2021-3
HART 2021-B
HDMOT 2021-B
EART 2021-3
SDART 2021-4
EART 2021-4
HART 2021-C
GMCAR 2022-1
EART 2022-1
SDART 2022-1
HART 2022-A
SDART 2022-2
EART 2022-2
HDMOT 2022-A
SDART 2022-3
VALT 2022-A
EART 2022-3
AMCAR 2022-2
GMCAR 2022-3
HART 2022-B
SDART 2022-4
EART 2022-4
SDART 2022-5
SDART 2022-6
EART 2022-5
HART 2022-C
SDRT2207
EART 2022-6 Auto Receivable
GMCAR 2023-1
SDART 2023-1
HDMOT 2023-A
EXETER AUTO RECEIVABLE 2023-1
AMCAR 2023-1

HART 2023-A
EART 2023-2 Auto Receivable
EXETER AUTO RECEIVABLE 2023-3
GMCAR 2023-3
HART 2023-B
SDART 2023-3
EART 2023-4 Auto Receivable
VALT2023A
HDMOT 2023-B
SDART 2023-5
HART 2023-C
TAOT 2023-D
EXETER AUTO RECEIVABLE 2023-5
VALET 2023-2